Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

June 16, 2014

Board of Directors

F.N.B. Corporation

One F.N.B. Boulevard

Hermitage, Pennsylvania 16148

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Florida corporation (the “Corporation”), and are furnishing this opinion letter to the Corporation, in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offering of 7,800,000 shares of the Corporation’s common stock, par value $0.01 per share (the “Shares”), which may be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of April 7, 2014, by and between the Corporation and OBA Financial Services, Inc. (“OBA”) (the “Merger Agreement” and such merger, the “Merger”).

For purposes of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement and all exhibits thereto, the Merger Agreement, the terms of certain executive compensation proposals delivered by the Corporation to the executive officers of OBA under the Merger Agreement (collectively, the “Executive Compensation Proposals”), the Articles of Restatement of the Articles of Incorporation of the Corporation, effective on October 18, 2001, as amended, the Bylaws of the Corporation, amended and restated on October 21, 2009, the corporate minutes, proceedings, records and instruments of the Corporation, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the

Board of Directors F.N.B. Corporation June 16, 2014 Page 2

Corporation. We have also assumed that the Shares will be issued against receipt of valid consideration under applicable law; that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; and that definitive agreements containing the terms of the Executive Compensation Proposals will be duly executed and delivered by the parties thereto at the closing of the Merger. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the Florida Business Corporation Act and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares shall have been issued in accordance with the terms of the Merger Agreement and the definitive agreements containing the terms of the Executive Compensation Proposals, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in the related proxy statement/prospectus contained therein and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Reed Smith LLP

GRW/PCH